AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998, REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               STEVEN MADDEN, LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

       NEW YORK                       3140                      13-3588231
------------------------    ----------------------------    -------------------
(STATE OR OTHER JURIS-      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
 DICTION OF ORGANIZATION)     CLASSIFICATION CODE NO.)      IDENTIFICATION NO.)

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                   (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR
                      INTENDED PRINCIPAL PLACE OF BUSINESS)

                                  STEVE MADDEN
                                    PRESIDENT
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                                 (718) 446-1800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            STEVEN F. WASSERMAN, ESQ.
                              ALAN N. FORMAN, ESQ.
                         BERLACK, ISRAELS & LIBERMAN LLP
                              120 WEST 45TH STREET
                               NEW YORK, NY 10036
                                 (212) 704-0100
                              (212) 704-0196 (FAX)

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         IF ANY OF THE  SECURITIES  BEING  REGISTERED  ON  THIS  FORM  ARE TO BE
OFFERED ON A DELAYED OR CONTINUOUS BASIS, PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: | X |
         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                                              CONTINUED OVERLEAF

                                              CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE  AMOUNT OF
BE REGISTERED                            REGISTERED        OFFERING PRICE PER    OFFERING PRICE(1)           REGISTRATION FEE
                                                           SECURITIES(1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per         64,520             $11.00                $709,720.00                   $209.37
share, held by Selling Securityholder
-----------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                            $209.37
-----------------------------------------------------------------------------------------------------------------------------

--------------

(1)      Established  solely  for  purposes  of  calculating   registration  fee
         pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act").

(2)      $209.37 paid herewith.


                                ----------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                               STEVEN MADDEN, LTD.

                          64,520 Shares of Common Stock

                                ---------------
         This Prospectus relates to an aggregate offering of up to 64,520 shares (the "Shares") of Common Stock, par value $.0001 per share (the "Common Stock"), of Steven Madden, Ltd., a New York corporation (the "Company"), which may be offered and sold from time to time by Robert Schmertz and Deborah Schmertz, or their transferees (the "Selling Securityholder"). In connection with the execution of an Employment Agreement between Shoe Biz, Inc., a wholly owned subsidiary of the Company ("Shoe Biz"), and Mr. Schmertz, Shoe Biz loaned Mr. Schmertz $300,000. The promissory note issued by Mr. Schmertz to Shoe Biz in exchange for the loan is secured by the pledge of 36,232 Shares. Any brokerage commissions or other similar expenses incurred pursuant to the sale of the Shares will be borne by the Selling Securityholder. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholder" and "The Offering".

         The securities offered by this Prospectus may be sold from time to time by the Selling Securityholder, or its transferees. No underwriting arrangements have been entered into by the Selling Securityholder. The distribution of the securities by the Selling Securityholder or its transferees may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more market makers or dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholder or its transferees in connection with sales of the Company's securities.

         The Selling Securityholder or its transferees, brokers, dealers or underwriters and intermediaries that participate with the Selling Securityholder in the distribution of the Company's securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

         The Company's shares of Common Stock, Class A Warrants and Class B Warrants were quoted since December 10, 1993 on The Nasdaq SmallCap Market under the symbols SHOO, SHOOW and SHOOZ, respectively. In January 1996, the Class A Warrants ceased trading as a result of the Company's call for redemption of such securities. In January 1997, the Company's shares of Common Stock and Class B Warrants commenced trading on The Nasdaq National Market. In December 1998, the Class B Warrants will expire, and as a result, such securities will no longer trade on the Nasdaq National Market. On June 26, 1998, the closing price of the Common Stock and Class B Warrants were $11.25, and $5.69, respectively.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JULY __, 1998.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by the Company, are incorporated herein by reference into this Prospectus:

         (1) Proxy Statement on Schedule 14A dated April 22, 1998.

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (3) Current Report on Form 8-K filed on February 13, 1998.

         (4) Current Report on Form 8-K filed on January 20, 1998.

         (5) Annual Report on Form 10-KSB for the year ended December 31, 1997.

         (6) The description of the Common Stock, par value $.0001 per share ("Common Stock"), the Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), and the Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants"), of the Company contained in the Company's registration statement filed under
             Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Prospectus and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS INCORPORATED BY REFERENCE HEREIN.

         STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS LABELED WITH THE TERMS "BELIEVES," "BELIEF," "EXPECTS," "INTENDS," "ANTICIPATES" OR "PLANS" TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND CERTAIN OF THESE RISKS ARE SUMMARIZED BELOW.

         1.  DEPENDENCE  ON  KEY  PERSONNEL.   The  Company  is  dependent,   in
particular, upon the services of Steven Madden, its Chief Executive Officer, President, Chairman of the Board and chief designer and Rhonda Brown, its Chief Operating Officer. If Mr. Madden or Ms. Brown are unable to provide services to the Company for whatever reason, the business would be adversely affected. The Company therefore maintains a key person life insurance policy on Mr. Madden with coverage in the amount of $10,000,000; however, the Company does not maintain a policy on Ms. Brown. The Company has an employment contract with Mr. Madden that expires on December 31, 2007, and an employment contract with Ms. Brown that expires on June 30, 2001. In the event Mr. Madden is terminated for other than cause or total disability, the Company will be required to pay Mr. Madden's remaining salary under his 10-year contract (up to approximately $2,000,000 depending on the timing of such termination), half of which must be paid upon termination. Mr. Madden is also entitled during the term of the contract to an annual $50,000 non-accountable expense account. In the event of a change in control, Mr. Madden and Ms. Brown may choose to continue their employment with the Company or terminate employment and receive the remaining salary under their respective contracts.

         Since Mr. Madden and Ms. Brown are involved in all aspects of the Company's business, there can be no assurance that a suitable replacement for either could be found if either were unable to perform services for the Company. As a consequence, a loss of Mr. Madden, Ms. Brown or other key management personnel could have a material adverse effect upon the Company's business, results of operations and financial condition. In addition, the Company's ability to market its products and to achieve profitability will depend, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel. The inability of the Company to attract and retain such qualified personnel would have a material adverse effect on the Company's business, financial condition and results of operations.

         2. FASHION INDUSTRY RISKS. The success of the Company will depend in significant part upon its ability to anticipate and respond to women's product and fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. There can be no assurance that the Company's products will correspond to the changes in taste and demand or that the Company will be able to successfully market products which respond to such trends. If the Company misjudges the market for its products, it may be faced with significant excess inventories for some products and missed opportunities with others. In addition, misjudgments in merchandise selection could adversely affect the Company's image with its customers and weak sales and resulting markdown requests from customers could have a material adverse effect on the Company's business, results of operations and financial condition.

         The industries in which the Company operates are cyclical, with purchases tending to decline during recessionary periods when disposable income is low. Purchases of contemporary shoes and accessories tend to decline during recessionary periods and also may decline at other times. While the Company has fared well in recent years in a difficult retail environment, there can be no assurance that the Company will be able to maintain its historical rate of growth in revenues and earnings, or remain profitable in the future. A recession in the national or regional economies or uncertainties regarding future economic prospects, among other things, could affect consumer spending habits and have a material adverse effect on the Company's business results of operations and financial condition.

         In recent years, the retail industry has experienced consolidation and other ownership changes. In addition, some of the Company's customers have operated under the protection of the federal bankruptcy laws. In the future, retailers in the United States and in foreign markets may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry the Company's products or increase the ownership concentration within the retail industry. While such changes in the retail industry to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

         3. INVENTORY MANAGEMENT. The Company's ability to manage its inventories properly is an important factor in its operations. Inventory shortages can adversely affect the timing of shipments to customers and diminish brand loyalty. Conversely, excess inventories can result in increased interest costs as well as lower gross margins due to the necessity of providing discounts to retailers. The inability of the Company to effectively manage its inventory would have a material adverse effect on the Company's business, financial condition and results of operations.

         4. DEPENDENCE UPON CUSTOMERS AND RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS. The Company's customers purchasing shoes consist principally of department stores and specialty stores, including shoe boutiques. Certain of the Company's department store customers, including some under common ownership, account for significant portions of the Company's wholesale net sales. Presently, the Company sells approximately fifty percent (50%) of its products to department stores, including Federated Stores (Bloomingdales, Burdines, Macy's and Bullocks), Dillards and Dayton Hudson and approximately fifty (50%) percent to specialty stores, including shoe boutiques. As a result of the merger between Federated Stores and R.H. Macy and Company, Federated Stores, the Company's largest customer, accounts for approximately seventeen percent (17%) of the Company's sales.

         The Company believes that a substantial portion of sales of the Company's licensed products by its domestic licensing partners are also made to the Company's largest department store customers. The

Company generally enters into a number of purchase order commitments with its customers for each of its lines every season and does not enter into long-term agreements with any of its customers. Therefore, a decision by Federated Stores or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease the amount of merchandise purchased from the Company or its licensing partners, or to change its manner of doing business could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company sells its products primarily to retail stores across the United States and extends credit based on an evaluation of each customer's financial condition, usually without requiring collateral. While various retailers, including some of the Company's customers, have experienced financial difficulties in the past few years which increased the risk of extending credit to such retailers, the Company's losses due to bad debts have been limited. However, financial difficulties of a customer could cause the Company to curtail business with such customer or require the Company to assume more credit risk relating to such customer's receivables.

         5. IMPACT OF FOREIGN MANUFACTURERS. A significant portion of the Company's products are currently sourced outside the United States through arrangements with a number of foreign manufacturers in four different countries. During fiscal 1997, approximately 95% of the Company's products were purchased from sources outside the United States, including Mexico, China, Brazil and Spain.

         Risks inherent in foreign operations include work stoppages, transportation delays and interruptions, changes in social, political and economic conditions which could result in the disruption of trade from the countries in which the Company's manufacturers or suppliers are located, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes and other charges on imports, significant fluctuations of the value of the dollar against foreign currencies, or restrictions on the transfer of funds, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not believe that any such economic or political conditions will materially affect the Company's ability to purchase products, since a variety of materials and alternative sources exist. The Company cannot be certain, however, that it will be able to identify such alternative sources without delay or without greater cost to the Company, if ever. The Company's inability to identify and secure alternative sources of supply in this situation would have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's imported products are also subject to United States customs duties which comprise a material portion of the cost of the merchandise. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or may adversely adjust prevailing quota, duty or tariff levels, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         6. POSSIBLE ADVERSE IMPACT OF UNAFFILIATED MANUFACTURERS' INABILITY TO MANUFACTURE IN A TIMELY MANNER, TO MEET QUALITY STANDARDS OR TO USE ACCEPTABLE LABOR PRACTICES. As is common in the footwear industry, the Company contracts for the manufacture of a majority of its products to its specifications through foreign manufacturers. The Company does not own or operate any manufacturing facilities and is therefore dependent upon independent third parties for the manufacture of all of its products. The Company's products are manufactured to its specifications by both domestic and international manufacturers. The inability of a manufacturer to ship orders of the Company's products in a timely manner or to meet the Company's quality standards could cause the Company to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         Although the Company enters into a number of purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions, the Company does not have long-term contracts with any manufacturer. As a consequence, any of these manufacturing relationships may be terminated, by either party, at any time. Although the Company believes that other facilities are available for the manufacture of the Company's products, both within and outside of the United States, there can be no assurance that such facilities would be available to the Company on an immediate basis, if at all, or that the costs charged to the Company by such manufacturers will not be greater than those presently paid.

         The Company requires its licensing partners and independent manufacturers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices and the Company's staff periodically visits and monitors the operations of its independent manufacturers, the Company does not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company or by one of the Company's licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on the Company's business, financial condition and results of operations.

         7. INTENSE INDUSTRY COMPETITION. The fashionable footwear industry is highly competitive and barriers to entry are low. The Company's competitors include specialty companies as well as companies with diversified product lines. The recent substantial growth in the sales of fashionable footwear has encouraged the entry of many new competitors and increased competition from established companies. Most of these competitors, including Kenneth Cole, Nine West, Esprit, Reebok, Nike, Zodiac and Guess, have significantly greater financial and other resources than the Company and there can be no assurance that the Company will be able to compete successfully with other fashion footwear companies. Increased competition could result in pricing pressures, increased marketing expenditures and loss of market share, and could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company believes effective advertising and marketing, fashionable styling, high quality and value are the most important competitive factors and plans to employ these elements as it develops its products. The Company's inability to effectively advertise and market its products could have a material adverse effect on the Company's business, financial condition and results of operations.

         8. EXPANSION OF RETAIL BUSINESS. The Company's continued growth depends to a significant degree on further developing the Steve Madden and David Aaron brands, creating new product categories and businesses and operating Company-owned stores on a profitable basis. The Company plans to open 10 stores through June 1999, representing a significant increase in the number of stores opened and operated in one fiscal year. The Company's recent and planned expansion includes the opening of stores in new geographic markets. New markets have in the past presented, and will continue to present, competitive and merchandising challenges that are different from those faced by the Company in its existing markets. There can be no assurance that the Company will be able to open new stores, and if opened, that such new stores will be able to achieve sales and profitability levels consistent with existing stores.

         The Company's retail expansion is dependent on a number of factors, including the Company's ability to locate and obtain favorable store sites, the performance of the Company's wholesale and retail operations, and the ability of the Company to manage such expansion and hire and train personnel. Past comparable store sales results may not be indicative of future results, and there can be no assurance that the Company's comparable store sales results will increase or not decrease in the future. In addition, there can be no assurance that the Company's strategies to increase other sources of revenue, which may include expansion of its licensing activities, will be successful or that the Company's overall sales or profitability will increase or not be adversely affected as a result of the implementation of such retail strategies.

         The Company's growth has increased and will continue to increase demand on the Company's managerial, operational and administrative resources. The Company has recently invested significant resources in, among other things, its management information systems and hiring and training new personnel. However, in order to manage currently anticipated levels of future demand, the Company may be required to, among other things, expand its distribution facilities, establish relationships with new manufacturers to produce its products, and continue to expand and improve its financial, management and operating systems. There can be no assurance that the Company will be able to manage future growth effectively and a failure to do so could have a material adverse effect on the Company's business, financial condition and results of operation.

         9. SEASONAL AND QUARTERLY FLUCTUATIONS. The Company's quarterly results may fluctuate quarter to quarter as a result of the timing of holidays, weather, the timing of larger shipments of footwear, market acceptance of the Company's products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the mix between wholesale and licensing businesses, the incurrence of other operating costs and factors beyond the Company's control, such as general economic conditions and actions of competitors. In addition, the Company expects its sales and operating results may fluctuate significantly with the opening of new retail stores, the amount of revenue contributed by new stores, changes in comparable store sales and the introduction of new products. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

         10. TRADEMARK AND SERVICEMARK PROTECTION. The Steve Madden trademark has been registered in one International Class (Int'l Cl. 18 - leather goods, hand bags, wallets) in the Untied States Patent and Trademark Office and the Company has numerous applications for registration in other International Classes (such as clothing, sunglasses, jewelry, cosmetics, and fragrances) pending in the United States Patent and Trademark Office, the Company also has a service mark registration in the United States Patent and Trademark Office for the Steve Madden service mark in Int'l Cl. 35 for retail store services. Through the Company's seven year long use of the Steve Madden trademark in the United States in connection with shoes, the Company has also acquired common law trademark right in the Steve Madden trademark. The Company also has pending trademark applications for the Steve Madden trademark in numerous countries around the world. There can be no assurance, however, that the Company will be able to effectively obtain rights in the Steve Madden mark throughout the world. The failure of the Company to protect such right from unlawful and improper appropriation may have a material adverse effect on the Company's business, financial condition and results of operation.

         The Company also owns a federal trademark registration in the United States Patent and Trademark Office for the David Aaron trademark in Int'l
Classes 18 and 25 (leather goods and clothing, shoes) and has numerous applications pending in the United States and around the world for the David Aaron trademark and service mark. The Company believes that the David Aaron trademark has a significant value and is important to the marketing of the Company's products. The Company believes that its trademarks and other proprietary rights are important to its success and its competitive position. Accordingly, the Company devotes substantial resources to the establishment and protection of its trademarks on a worldwide basis. Nevertheless, there can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. The failure of the Company to establish and then protect such proprietary rights from unlawful and improper appropriation could have a material adverse impact on the Company's business, financial condition and results of operations.

         11. FOREIGN CURRENCY FLUCTUATIONS. The Company generally purchases its products in U.S. dollars. However, the Company sources substantially all of its products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which the Company and foreign competitors sell their products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on the Company's business, financial condition and results of operations.

         12. ABSENCE OF DIVIDENDS. The Company anticipates that all of its earnings in the foreseeable future will be retained to finance the continued growth and expansion of its business and has no current intention to pay cash dividends.

         13. OUTSTANDING WARRANTS AND OPTIONS. The Company currently has outstanding approximately 1,854,943 Class B Warrants exercisable at $5.50 per share and 150,000 Class C Warrants exercisable at $15.00 per share. The Class B Warrants and Class C Warrants expire in December 1998. As of June 26, 1998, the Company had outstanding options to purchase an aggregate of approximately 2,200,000 shares of Common Stock. Holders of such options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the options. Further, while its options and warrants are outstanding, they may adversely affect the terms in which the Company could obtain additional capital.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares by the Selling Securityholder.

                             SELLING SECURITYHOLDER

         The Registration Statement of which this Prospectus is a part relates to the offer and sale of 64,520 shares of Common Stock (the "Shares") by the Selling Securityholder or its transferees. All of such shares of Common Stock are expected to become tradable on or about the date of this Prospectus.

         The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling Securityholder prior to this Offering and after this Offering, assuming all of the shares of Common Stock owned by the Selling Securityholder are sold.

-----------------------------------------------------------------------------------------------------------------------------
                               SHARES OF COMMON                                            SHARES OF COMMON     PERCENTAGE OF
                               STOCK              PERCENTAGE OF COMMON                     STOCK                COMMON STOCK
                               BENEFICIALLY       STOCK BENEFICIALLY     SHARES OF         BENEFICIALLY         BENEFICIALLY
                               OWNED BEFORE       OWNED                  COMMON STOCK      OWNED AFTER          OWNED AFTER
NAME                           OFFERING           BEFORE OFFERING        OFFERED HEREBY    OFFERING(1)          OFFERING(1)
-----------------------------------------------------------------------------------------------------------------------------
Robert Schmertz (2)(3)         32,260(4)              .35%                   32,260             0                   0
-----------------------------------------------------------------------------------------------------------------------------
Deborah Schmertz(2)            32,260(5)              .35%                   32,260             0                   0
-----------------------------------------------------------------------------------------------------------------------------
Total                          64,520                  .7%                   64,520             0                   0
-----------------------------------------------------------------------------------------------------------------------------

(1)      Assumes the sale of all of the Shares.
(2) Robert and Deborah Schmertz acquired the shares from Daniel Scott, Inc., a New York corporation which was dissolved on June 29, 1998. Robert and Deborah Schmertz are married and were the sole shareholders of Daniel Scott, Inc. prior to its dissolution.
(3) Robert Schmertz is an employee of Shoe Biz, Inc., a wholly owned subsidiary of the Company.
(4) Disclaims beneficial ownership of shares of Common Stock held by Deborah Schmertz.
(5) Disclaims beneficial ownership of shares of Common Stock held by Robert Schmertz.


                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholder or its transferees.

         The securities offered by this Prospectus may be sold from time to time directly by the Selling Securityholder or its transferees, or to their transferees. Alternatively, the Selling Securityholders or its transferees may from time to time offer such securities through underwriters, brokers or agents. No underwriting arrangements have been entered into by the Selling Securityholder or its transferees. The distribution of the securities by the Selling Securityholder or its transferees may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more market makers or dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholder or its transferees in connection with sales of the securities.

         This offering is currently not being underwritten. However, the Selling Securityholder or its transferees, brokers, dealers or underwriters and intermediaries that participate with the Selling Securityholder or its transferees may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. It is anticipated that all the securities being offered hereby, when sales thereof are made, will be made in one or more transaction (which may involve one or more block transaction) through customary brokerage channels, either through brokers acting as brokers or agents for the sellers, or through market makers, dealers or underwriters acting as principals who may resell the Common Stock on The Nasdaq National Market or the securities in privately negotiated sales, or otherwise, or by a combination of such methods of offering. Sales may be made at market prices prevailing at the time of the sales or at negotiated prices.

         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder or its transferees, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder or its transferees and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Securityholder or its transferees will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Securityholder or its transferees.

         In order to comply with certain state securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered and qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                                  LEGAL MATTERS

         The validity of the securities offered hereby have been passed upon for the Company by Berlack, Israels & Liberman LLP.

                                     EXPERTS

         The consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference in this Prospectus and the Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

    No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.

                                 -------------


                                TABLE OF CONTENTS
                                                           Page
                                                           ----

Available Information...................................     2
Risk Factors............................................     3
Use of Proceeds.........................................     9
Selling Securityholder..................................     9
Plan of Distribution....................................     9
Legal Matters...........................................    10
Experts.................................................    11


================================================================================

                                 -------------

                               STEVEN MADDEN, LTD.

                         64,520 SHARES OF COMMON STOCK



                                 -------------

                                   PROSPECTUS

                                 -------------








                                  JULY __, 1998

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

                  The estimated expenses in connection with this offering are as follows:

                  SEC filing fee................................     $    202.23
                  Legal fees and expenses*......................     $ 12,500.00
                  Accounting fees and expenses*.................     $  5,000.00
                  Blue Sky fees and expenses*...................     $        --
                  Printing and engraving*.......................     $    500.00
                  Transfer Agent's and Registrar fees*..........     $        --
                  Miscellaneous expenses*.......................     $    797.77
                                                                     -----------
                  Total.........................................     $ 19,000.00
                                                                     ===========

             *    Estimated

             Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article IV of the By-Laws of the Company ("By-Laws"), which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the New York Business Corporation Law.

                  Article IV of the By-Laws provides as follows:

                                       "ARTICLE IV"

                                      INDEMNIFICATION

                  INDEMNIFICATION.  The  Corporation  shall  (a)  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under the indemnification provisions of Section 722 of the New York Business Corporation Law or any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Insofar as indemnification  for liabilities  arising under the
             Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             ITEM 16.  EXHIBITS.

             Exhibits
             --------

             3.01*         Certificate of Incorporation of the Company.

             3.02* By-Laws of the Company. (Incorporated by reference to the Company's Registration Statement on Form S-8, File No. 33-8810)

             4.01*         Specimen Certificate for shares of Common Stock.

             5.01          Legal Opinion of Berlack, Israels & Liberman LLP.

             10.25 Asset Purchase Agreement by and among Daniel Scott, Inc., Steven Madden Outlets, Inc., Steven Madden, Ltd. and Robert Schmertz.

             23.01         Consent of  Richard A. Eisner & Company, LLP

             23.02 Consent of Berlack, Israels & Liberman LLP (included in Exhibit 5.01).

             * Previously filed with and incorporated hereby with reference to the Company's Registration Statement on Form SB-2 (No.33-67162-NY, as amended, declared effective on December 10, 1994.)

             ITEM 17.  UNDERTAKINGS.

                  (a)  RULE 415 OFFERING

                  The undersigned registrant will:

                  1. File,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) Include any additional or changed  material  information on the plan of distribution;

                  2. For  determining  liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (c)  INDEMNIFICATION

                  Insofar as indemnification  for liabilities  arising under the
             Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (d)  RULE 430A

                  The undersigned Registrant will:

                  (1) For  determining  any liability  under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For  determining  any liability  under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the offering of the securities at that time shall be deemed as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 10th day of July, 1998.

                                       STEVEN MADDEN, LTD


                                       By: /s/ STEVEN MADDEN
                                          -------------------------------------
                                           Steven Madden
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                         Date
---------                               -----                         ----

/s/ STEVEN MADDEN             Chairman of the Board, President    July 10, 1998
------------------------      and Chief Executive Officer
Steven Madden


/s/ RHONDA BROWN              Chief Operating Officer             July 10, 1998
------------------------      and Director
Rhonda Brown


/s/ ARVIND DHARIA             Chief Financial Officer             July 10, 1998
------------------------      and Director
Arvind Dharia


/s/ JOHN BASILE               Director of Operations              July 10, 1998
------------------------      and Director
John Basile

/s/ JOHN L. MADDEN            Director                            July 10, 1998
------------------------
John L. Madden

/s/ LES WAGNER                Director                            July 10, 1998
------------------------
Les Wagner

/s/ PETER MIGLIORINI          Director                            July 10, 1998
------------------------
Peter Migliorini

/s/ CHARLES KOPPELMAN         Director                            July 10, 1998
------------------------
Charles Koppelman